                                                                      Exhibit 16

October 11, 2004

Securities and Exchange Commission
Washington, D.C.  20549

Re:  United Capital Corp.
File No. 1-10104

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of United Capital Corp. dated October 11,
2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP